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                                                                    EXHIBIT 99.3

                             INTERCHANGE CORPORATION

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On February 28, 2005, the Company completed the acquisition, through a wholly owned subsidiary, of all of the outstanding capital stock of Inspire Infrastructure 2i AB (Inspire), a Swedish Internet and wireless local-search technology company. Under the terms of the acquisition, Inspire shareholders received $15.0 million in cash. Inspire shareholders may receive additional consideration consisting of up to 447,067 shares of Interchange common stock, valued at $7.5 million based upon a 30-day moving average, which is payable upon the achievement of certain future business performance criteria. For the purposes of the pro forma the transaction has been valued at $22.5 million plus estimated cash transaction costs of $350,000, for an estimated aggregate purchase price of $22.8 million. The allocation of the purchase price has been preliminarily assigned to "goodwill and other intangible assets" and is subject to change upon completion of a formal valuation process.

The following unaudited pro forma balance sheet as of December 31, 2004, assumes that the acquisition occurred on December 31, 2004. The unaudited pro forma statement of operations for the year ended December 31, 2004, assumes that the acquisition occurred on January 1, 2004. The pro forma combined results is presented for information purposes only, is based on historical information, and does not reflect the actual results that would have occurred nor is it necessarily indicative of future results of the combined enterprise.

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                             INTERCHANGE CORPORATION
                        UNAUDITED PRO FORMA BALANCE SHEET
                                 (in thousands)


                                                                                                                   Combined
                                                      Inspire       Inspire     Interchange                        Pro Forma
                                                    December 31,  December 31,  December 31,     Pro Forma        December 31,
                                                        2004        2004 (1)        2004        Adjustments            2004
ASSETS
Current Assets:
  Cash and cash equivalents                         SEK   414          $ 63        $ 24,617       $(15,350) (2)      $  9,330
  Restricted cash                                          --            --              13             --                 13
  Marketable securities                                    --            --          10,388             --             10,388
  Accounts receivable, net                                988           150           1,313             --              1,463
  Deferred tax assets                                      --            --             678             --                678
  Prepaid expenses and other                              305            46             260             --                306
                                                    ---------          ----        --------       --------           --------
    Total current assets                                1,707           259          37,269        (15,350)            22,178

Property and equipment, net                               187            28             791            819
Goodwill and other intangibles                             --            --              --         22,834  (2)        22,834
Long-term restricted cash                                  --            --              51             --                 51
Deposits                                                   --            --              37             --                 37
                                                    ---------          ----        --------       --------           --------
Total assets                                        SEK 1,894          $287        $ 38,148       $  7,484           $ 45,919
                                                    =========          ====        ========       ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                  SEK    74          $ 11        $  2,320       $     --           $  2,331
  Accrued compensation                                     --            --             323             --                323
  Payroll taxes payable                                    --            --             261             --                261
  Other accrued liabilities                               621            94             378             --                472
  Due to stockholders                                      11             2              --             --                  2
  Deferred revenue                                         43             7             498             --                505
                                                    ---------          ----        --------       --------           --------
    Total current liabilities                             749           114           3,780             --              3,894

Amount due to officer                                     360            55              --             --                 55
Long term note payable                                    650            98              --             --                 98
Long term deferred tax liabilities                          9             1             151             --                152
                                                    ---------          ----        --------       --------           --------
Total liabilities                                       1,768           268           3,931             --              4,199
                                                    ---------          ----        --------       --------           --------
Minority interest in subsidiary                            20             3              --             --                  3
                                                    ---------          ----        --------       --------           --------
Commitments and contingencies

Stockholders' equity

  Convertible preferred stock                              --            --              --             --
  Common stock                                            100            15              --            (15) (2)            --
  Accumulated comprehensive loss                           --            --             (36)            --                (36)
  Additional paid-in capital                               --            --          45,497          7,500  (2)        52,997
  Accumulated income (deficit)                              6             1         (11,244)            (1) (2)       (11,244)
                                                    ---------          ----        --------       --------           --------
    Stockholders' equity                                  106            16          34,217          7,484             41,717
                                                    ---------          ----        --------       --------           --------
Total liabilities and stockholders' equity          SEK 1,894          $287        $ 38,148       $  7,484           $ 45,919
                                                    =========          ====        ========       ========           ========

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                             INTERCHANGE CORPORATION
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                 (in thousands, except per share and share data)

                                                                              Year ended December 31, 2004
                                                       ---------------------------------------------------------------------------
                                                                                                      Pro Forma        Combined
                                                          Inspire     Inspire(3)   Interchange       Adjustments       Pro Forma
Revenue                                                 SEK 2,956       $ 405      $    19,072     $                  $    19,477
                                                        ---------       -----      -----------     ---------           -----------
Operating expenses::
  Search serving                                              883         121            9,698                               9,819
  Sales and marketing                                         446          61            3,774                               3,835
  General and administrative                                1,084         149            2,634                               2,783
  Research and development                                     --          --            1,282                               1,282
  Non-cash equity based compensation                           --          --               13                                  13
                                                        ---------       -----      -----------     ---------           -----------
    Total operating expenses                                2,413         331           17,401                              17,732
                                                        ---------       -----      -----------     ---------           -----------
Operating income                                              543          74            1,671                               1,745

  Interest and other income (expense)                         (53)         (7)            (656)                               (663)
                                                        ---------       -----      -----------     ---------           -----------
Income before income taxes                                    490          67            1,015                               1,082

  Provision (benefit) for income taxes                         38           5             (521)                               (516)
                                                        ---------       -----      -----------     ---------           -----------
Net income                                              SEK   452       $  62      $     1,536     $                   $     1,598
                                                        =========       =====      ===========     =========           ===========
Per share data:

  Basic net income per share                                                       $      0.53                         $      0.48
                                                                                   ===========                         ===========
  Diluted net income per share                                                     $      0.29                         $      0.27
                                                                                   ===========                         ===========
Basic weighted average shares outstanding                                            2,886,203       447,067  (4)        3,333,270
Diluted weighted average shares outstanding                                          5,369,623       447,067  (4)        5,816,690

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                             INTERCHANGE CORPORATION

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(1) To reflect the translation of Inspire's balance sheet as of December 31, 2004, from Swedish krona to U.S. dollars using the year-end rate of 0.1514.

(2) To reflect the elimination of Inspire's equity accounts and the allocation of the total potential purchase price of $22.8 million to goodwill and $16,000 to Inspire's net assets. Such allocation is preliminary and may change when all the necessary information is received.

(3) To reflect the translation of Inspire's statement of operations for the year ended December 31, 2004, from Swedish krona to U.S. dollars using the average rate for the year or 0.1370. No effects of any potential amortization of any as yet to be specifically identified intangible assets has been reflected as the formal valuation process has not yet been completed.

(4) To adjust for the 447,067 shares of Interchange common stock to be issued upon achievement of certain future business performance criteria. Such assumes that the contingent consideration has been earned as of the beginning of 2004.

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